MEMBERSHIP UNIT REPURCHASE AGREEMENT

THIS MEMBERSHIP UNIT REPURCHASE AGREEMENT, (the “Agreement”) is executed as of June 13, 2013 (the “Effective Date”), by and between HOMELAND ENERGY SOLUTIONS, LLC, an Iowa limited liability company (the “Company”) and STEVEN J. RETTERATH, an individual resident of Florida (“Member”).

W I T N E S S E T H:

WHEREAS, Member is the owner of Twenty-Five Thousand Eight Hundred Sixty (25,860) of the Company's membership units represented by Certificates Numbered 36, 824, 1459 and 1530 (collectively the “Units”); and

WHEREAS, the Company desires to repurchase and retire, and Member desires to have the Company repurchase and retire, the Units pursuant to the terms and conditions set forth below.

NOW, THEREFORE, for good and valuable consideration given, received and acknowledged, the parties agree as follows:

1.    Repurchase. At the Closing (as hereinafter defined), the Company shall repurchase all, but not less than all, of the Units from Member, free and clear of all liens, security interests, claims and encumbrances, and Member's interest in the Company shall be terminated. Member acknowledges and agrees that Member shall not be entitled to receive any distribution of income from the Company or exercise any rights as a member of the Company following the Closing. THIS AGREEMENT SHALL NO LONGER BE A BINDING OFFER AND SHALL BE NULL AND VOID AND OF NO FURTHER EFFECT IF IT IS NOT FULLY SIGNED BY MEMBER AND DELIVERED TO THE COMPANY PRIOR TO 2:00 P.M. LOCAL TIME ON THURSDAY, JUNE 13, 2013.

2.    Payment. The purchase price for the Units shall be Thirty Million and 00/100 United States Dollars ($30,000,000.00) (the “Purchase Price”). The Company shall make two equal payments of Fifteen Million and 00/100 United States Dollars ($15,000,000.00), with the first payment made at the Closing and the second payment due on or before July 1, 2014. The payments shall be made by check or wire transfer at the direction of Member.

3.    Warranties and Representations. Member warrants and represents that: (i) Member is the sole owner of the Units and has the full and unrestricted right to permit the repurchase described in this Agreement; (ii) Member shall transfer the Units to the Company free and clear of any liens, security interests, claims or encumbrances; (iii) No person or entity other than Member has any right, title or interest whatsoever in or to the Units; (iv) Member has received and reviewed copies of the Company's periodic reports as filed with the Securities and Exchange Commission (the “Company Information”); (v) In making the decision regarding the repurchase of the Units, Member is relying solely upon the Company Information and Member's legal and financial advisors and independent investigations and not upon the Company or any of its members, managers, officers, directors, employees or representatives with respect to value, tax, business, economic or other considerations involved in this transaction; (vi) Member has the full power and authority to execute, deliver, enter into and perform his obligations under this Agreement, and no authorization, consent or approval of any other party is necessary to the validity of the transaction contemplated by the Agreement or to permit the consummation of the transaction contemplated herein; and (vii) Member acknowledges and agrees that by having the Units repurchased by the Company, Member no longer has any right to appoint any directors to the Company's board of directors.

4.    Indemnification. Member agrees to indemnify, defend and hold harmless the Company and its members, managers, officers, directors, employees and representatives from and against any and all claims, suits, losses, liabilities, costs, damages, expenses, including reasonable attorneys' fees and costs, arising, directly or indirectly, out of or resulting from: (i) any breach or material inaccuracy of any representation or warranty by Member contained in this Agreement; or (ii) failure by Member to perform his obligations under this Agreement.

5.    Conditions To the Company's Obligations. Unless waived by the Company in writing, the Company's obligation to conclude this transaction as provided herein is subject to the following conditions:

a.    All of Member's warranties and representations set forth in this Agreement shall be true and correct as of the Closing and Member shall have satisfied each of his obligations required hereunder on or prior to the Closing;

b.    The Company's Board of Directors shall have approved this Agreement and the repurchase contemplated herein in accordance with the Company's operating agreement;

c.    There shall have been no material adverse change in the condition or value of the Units from the Effective Date to the Closing;

d.    The Company receives approval from its primary lender to repurchase the Units and the Company secures the financing necessary to repurchase the Units, which financing is on terms reasonably acceptable to the Company; and

e.    Steven Retterath and Stephen Eastman shall each submit a written resignation from the Company's Board of Directors, in such form and substance as is reasonably acceptable to the Company, which resignations shall be effective as of the Closing.

f.     Member and the Company shall enter into a mutual release agreement releasing any and all claims between the parties.

In the event any such conditions shall not have been satisfied on or prior to the Closing or waived in writing by the Company, the Company, may (in addition to any other remedies available hereunder, at law or in equity, all of which shall be cumulative) terminate this Agreement.

6.    Member's Obligations. In addition to any other obligations set forth herein, Member shall, at or prior to Closing, deliver the original Certificates Numbered 36, 824, 1459 and 1530 to the Company duly endorsed for transfer along with any other instruments as the Company should reasonably require in order to effect the repurchase.

7.    The Company's Obligations. In addition to any other obligations set forth herein, the Company shall deliver the Purchase Price as defined and as set forth in Section 2 hereof.

8.    Closing. This transaction shall be closed at the offices of the Company on or before August 1, 2013 (the “Closing”).

9.    Confidential Information. Member acknowledges and agrees that, in connection with this transaction, Member has been provided with and/or had access to certain confidential and proprietary sensitive business information of the Company (hereafter collectively referred to as “Confidential Information”). Member hereby acknowledges and agrees that all such Confidential Information shall be and remain the Company's sole and exclusive property and Member covenants and agrees to, at all times during the term hereof and thereafter: (i) utilize such Confidential Information solely in connection with this transaction, and not, under any circumstances, utilize such Confidential Information, directly or indirectly, for any other purpose; (ii) treat, and cause Member's agents, employees and representatives to treat, all such Confidential Information as confidential and proprietary sensitive business information and as trade secrets of the Company; and (iii) not, unless compelled by legal process, except with the Company's prior written consent, divulge, disclose or otherwise make any Confidential Information available to third parties.

10.    Review by Counsel. Member acknowledges and agrees that: (i) Member has carefully read and fully understands this Agreement; (ii) Member has been advised that this Agreement was drafted by the law firm of Brown, Winick, Graves, Gross, Baskerville & Schoenebaum, P.L.C. as legal counsel to the Company, and not as counsel to Member; and (iii) Member has been advised to seek, and has had the opportunity to obtain, the advice of independent legal counsel prior to and in connection with the execution of this Agreement.

11.    Further Assurances. At any time, and from time to time, after the Closing, each party will execute such additional instruments and take such action as may be reasonably requested by any other party to accomplish the objectives and consummate the transaction which is described in this Agreement.

12.    Miscellaneous. This Agreement constitutes the entire understanding between the parties concerning the subject matter hereof. No other representations, promises or agreements not contained herein are of any force or effect. This Agreement shall be governed by and interpreted in accordance with Iowa law, without regard to its choice of law principles, and shall not be modified except in a writing signed by all parties. The parties agree to submit to the jurisdictions of courts in the State of Iowa and agree that venue shall be in Polk County, Iowa. This Agreement is binding upon the parties and their heirs, representatives, agents, successors and assigns. This Agreement shall not be assigned or delegated by either party, in whole or in part, without the prior written consent of the other party. If any provision of this Agreement is held to be invalid, unenforceable, or contrary to public policy, in whole or in part, the remaining provisions shall not be affected. All covenants, warranties and representations set forth in this Agreement shall survive the termination or expiration hereof. This Agreement may be signed in counterparts, all of which taken together shall constitute one executed original. Faxed or scanned and e-mailed signatures shall have the same effect as original signatures under this Agreement.

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IN WITNESS WHEREOF, the parties have duly executed this UNIT REPURCHASE AGREEMENT effective as of the day and year first above written.

HOMELAND ENERGY SOLUTIONS, LLC	STEVEN J. RETTERATH

By: /s/ Patrick C. Boyle	/s/ Steven J. Retterath
Patrick Boyle, Chairman